EXHIBIT 21

                            BELCREST CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                      Jurisdiction of Incorporation
         ----                                      -----------------------------

Belcrest Realty Corporation                                  Delaware

Bel Santa Ana LLC                                            Delaware

Bel Santa Ana Management LLC                                 Delaware

Bel Alliance Properties LLC                                  Delaware

Bel Communities Properties Trust                             Maryland

Casco Property Trust, LLC                                    Delaware